Exhibit 32.1

Certifications of Chief Executive Officer and Interim Chief Financial Officer pursuant to

18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Leonid Gontmakher, Chief Executive Officer (principal executive officer) of 4Front Ventures Corp. (the “Company”), and Peter Rennard, Interim Chief Financial Officer (principal financial and accounting officer) of the Company, each hereby certifies that, to the best of his knowledge:

1)

The Company’s Quarterly Report on Form 10-Q for three months ended September 30, 2021, to which this certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 17, 2021

/s/ Leonid Gontmakher
Leonid Gontmakher Chief Executive Officer (principal executive officer)

/s/ Andrew Thut
Andrew Thut Chief Investment Officer and Interim Chief Financial Officer (principal financial and accounting officer)

The foregoing certifications are being furnished pursuant to 18 U.S.C. Section 1350. They are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.